Plan Code: EOB

                                    2003 Riggs Executive Officer Short-Term Bonus Plan

The following outline constitutes schedules or attachments to the Riggs Annual Bonus Program Document. Any potential awards under this Plan are subject to the full terms and conditions of the Riggs Annual Managerial Bonus Program. This document also serves as a designated Performance-Based awards program as outlined in the Riggs National Corporation 2002 Long-term Incentive Plan (Section 7, Paragraph F). No payment shall be made or considered earned under this Program (or designated Plan) until the Compensation Committee of the Board of Directors has specifically authorized and approved them.

Plan Year:	January 1, 2003 through December 31, 2003

Plan Sponsor:	Compensation Committee of the Board (Committee)

Eligible Positions and Target Bonus Amounts for 2003 Plan Year:

Executive Level	Designated Executive Positions	Target Bonus Amount

Level 3	Chairman of Board, President & CEO	37% of Annual Base Salary

Level 2	President RNC,	32% of Annual Base Salary
Executive Vice President & COO,
Executive Vice President & Chairman, Riggs & Co.
Executive Vice President, CFO

Level 1	All Other Executive Vice Presidents	24% of Annual Base Salary

Plan Summary:

     • A Target Bonus Amount is established for each eligible position based on competitive pay levels.

     • At the end of the Plan Year, this amount is modified by a combination of:

                 • Individual Performance against pre-set objectives,

                 • The success of the relevant organization(s) the participant managed or supported, and

                 • Other discretionary criteria determined by the Plan Sponsor.

     • Individual participant awards may not exceed 150% of their respective Target Bonus Amount.

     • Participants may elect to receive any awards in the form of cash, (Company) equity, or combination or both.

Plan Components & Examples

1.	Target Bonus Amount
Each eligible position is assigned a Target Bonus Amount as a percentage of annual base pay. Such targets are derived from competitive market pay requirements and are generated when organization goals are exceeded and individual performance meets expectations. For this year, the Target Bonus Amount is based on the Company and the participant’s relevant organization(s) achieving 107% of their organization performance goals.

These amounts are summarized in the above table. Also see the Organization and Individual Performance Multiplier Tables below.

Illustrative Example:

Base Salary of $160,000 is multiplied by the Target Bonus Percentage for a Level 1 executive (i.e. 24%) resulting in a Target Bonus Amount = $38,400.

Annual Base Salary is the annualized rate of base pay in effective on the last day of the Plan Year (minus any benefits reimbursement), or as of the last day of participation due to a change in status as outlined in the Riggs Annual Managerial Bonus Program Document.(Section II – C, D, or F).

2.	Individual Performance Multiplier
Each participant’s success against pre-assigned, weighted, annual objectives is evaluated at the end of the Plan Year and converted into their own performance multiplier that is applied to the Target Bonus Amount. The following charts provide an illustrative example:

Riggs Executive Officer Short-Term Bonus Plan	March 2003

Plan Code: EOB

Performance Objective	Weight		Rating		Composite Weighted Rating
Annual Objective A	30%	X	5.00	=	1.50
Annual Objective B	30%	X	3.00	=	.90
Annual Objective C	25%	X	4.00	=	1.00
Annual Objective D	15%	X	3.00	=	.45

	100%				3.85
Participant’s Actual Composite Rating (rounded preliminary rating)					4.00

Individual Performance-Multiplier Scale:

Actual Composite Rating	Performance Multiplier

5	1.50
4	1.25
3	1.00
2	0
1	0

     Illustrative Performance Multiplier for this participant = 1.25

3.	Relevant Organization Performance Multiplier

The Target Bonus Amount is also multiplied by the appropriate factor from a Relevant Organization Success Multiplier/Scale based on the Committee’s assessment of both the Company’s (Riggs National Corporation) and/or relevant Group’s performance. Organization performance may be measured against pre-incentive Net Income Budget, or any other business success indicator(s) the Committee deems appropriate.
Net Income is defined as “Core” Earnings or otherwise referred to as Net Income plus unusual expenses or losses, and minus unusual gains or income. The Committee will determine this amount in their sole discretion. The source of this information will be the Segment Report (or “Organization Profitability” Report(s).

The choice of Scale depends on the “level” assigned to a given executive officer per the following:

A — Level 3 Executives - Based 100% on overall Company success against pre-established indicators of business success.

Org Performance	% Achievement vs. Budget	Multiplier

	0% - 86.9%	0.00

	87% - 96.9%	0.25

	97% - 106.9%	0.50

	107% - 116.9%	1.00

	117% - 126.9%	1.25

	127% +	1.50

                    Note: The President RNC will utilize this Organization Performance Matrix.

B — Level -2 Executives — Based 50% on the Company’s overall success, and 50% on the relevant segment(s) of the Company they manage.

Company Versus Budget (50% Weighting)
	Org Performance		Group(s) Achievement vs. Budget (50% Weighting)

		0% - 86.9%	87% - 96.9%	97% - 106.9%	107% - 116.9%	117% - 126.9%	127% +

	0% - 86.9%	0.000	0.125	0.250	0.500	0.625	0.750

	87% - 96.9%	0.125	0.250	0.375	0.625	0.750	0.875

	97% - 106.9%	0.250	0.375	0.500	0.750	0.875	1.000

	107% - 116.9%	0.500	0.625	0.750	1.000	1.125	1.250

	117% - 126.9%	0.625	0.750	0.875	1.125	1.250	1.375

	127% +	0.750	0.875	1.000	1.250	1.375	1.500

This Level Executive may also be measured by using Level -1 criteria for certain eligible positions as determined by Management and approved by the Committee.

Riggs Executive Officer Short-Term Bonus Plan	March 2003

Plan Code: EOB

C — Level -1 Executives — Based 20% on the Company’s overall success, and 80% on the relevant segment of the Company they manage.

•	“Line” Organizations — Use the specific Group or major Subsidiary to which the participant belongs (example Community Banking, Riggs & Co., Commercial & Institutional Banking, International Banking). Group achievement is weighted 80%.
•	“Staff” Organizations — Use a composite level of performance for the Groups/major Subsidiaries supported. Each of the four (4) Groups is weighted 20%, and the composite is weighted 80%. (Typical “Staff” organizations include Finance, Human Resources, Legal, Credit, etc.).

Relevant Organization Performance Multiplier

			Group Achievement vs. Budget (80% Weighting)

	Organization	0.0 – 86.9%	87.0 - 96.9%	97.0 - 106.9%	107.0 – 116.9%	117.0 – 126.9%	127.0% +
	Performance Levels	—	—	—	—	—	—

Company Achievement vs. Budget (20% Weighting)	0.0 – 86.9%	0.000	0.200	0.400	0.800	1.000	1.200

	87.0 - 96.9%	0.050	0.250	0.450	0.850	1.050	1.250

	97.0 - 106.9%	0.100	0.300	0.500	0.900	1.100	1.300

	107.0 – 116.9%	0.200	0.400	0.600	1.000	1.120	1.400

	117.0 – 126.9%	0.250	0.450	0.650	1.050	1.250	1.450

	127.0% +	0.300	0.500	0.700	1.100	1.300	1.500

Net Income is defined as “Core” Earnings or otherwise referred to as Net Income plus unusual expenses or losses, and minus unusual gains or income. The Incentive Plan Committee (or the Compensation Committee of the Board, as appropriate) will determine this amount in their sole discretion. The source of this information will be the Segment Report (or “Organization Profitability” Report(s).

4.	Maximum Award Amount
The calculated Annual Bonus Amount is subject to a maximum of 150% of the Target Bonus Amount.

5.	Committee Discretionary Adjustment
The Committee in its sole discretion may augment, eliminate, or otherwise modify award amounts based on its perception of a participant’s actual or potential contribution to the success of the organization.

                    Illustrative Example:

•	A Level 1Executive in a “Line” Organization has a Target Bonus Amount of $38,400
•	Assume the Annual Composite Rating for Individual performance against assigned objectives = 3.85 which yields an Individual Performance Multiplier of 1.25
•	Assume Company performance against Org Success Budget = 98%, and the Line Org Managed = 120% resulting in an Organization Performance Multiplier = 1.1
•	The resulting Annual Bonus calculation = $38,400 X 1.25 X 1.1 = $52,800
•	This amount is within the 150% Maximum (i.e. 137.5%) of the Target Annual Bonus.
•	The Committee in its discretion elects to augment this amount by $4,200 for a total of $57,000

Form of Payment:

The participant may elect to receive the final award in the form of cash, equity, or some combination of both. Any reward paid in the form of equity will be governed by the Company’s then current Long Term Incentive Plan and will be based upon the closing price of the Company’s common stock on the date the bonus award was approved by the Committee.

Riggs Executive Officer Short-Term Bonus Plan	March 2003

Cross References:		Plan Code: EOB

A copy of the full Riggs Annual Managerial Bonus Program document is available upon request from the Compensation & HRIS Department of Human Resources at 800 17th St NW , B4003.

Also, see the following plan documents for other “Executive Compensation” Programs:

•	The Riggs National Corporation Deferred Compensation Program
•	The Riggs National Corporation 2002 Long Term Incentive Program

Lawrence I. Hebert	Date	William A. Craig	Date
President & CEO		Executive Vice President
Human Resources

Participant	Date

Riggs Executive Officer Short-Term Bonus Plan	March 2003

Plan Code: EOB

2003 Riggs Executive Officer Short-Term Bonus Plan Award of Bonus Payment Election Form

For the 2003 Plan Year, I ______________________, elect to receive my 2003 Riggs Executive Officer Short-Term Bonus Plan Award in the
(Print Name)

following manner:

Select one:

                100% in Cash

                % in Cash and                 % in stock (1) (2)

•	Note that stock awards will be in whole shares only. Partial shares will be paid in cash.
•	The FMV of the stock price used to determine the number of shares to be awarded will be based upon the closing price of the stock on the date the bonus payment award is approved by the Committee.

     I understand that this election, once made, may not be revoked for the Plan year stated above.

__________/_______/___________
Signature	Date

     Return this page to the EVP, Human Resources no later than October 31, 2003

Riggs Executive Officer Short-Term Bonus Plan	March 2003